Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

MEDALLIA, INC.

Leslie Stretch hereby certifies that:

1. The date of filing the original Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware was December 2, 2009.

2. He is the duly elected and acting Chief Executive Officer of Medallia, Inc., a Delaware corporation.

3. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law, and has been duly approved by the written consent of the stockholders of the Company in accordance with Section 228 of the Delaware General Corporation Law.

4. The Amended and Restated Certificate of Incorporation of this corporation is hereby amended and restated to read as follows:

I.

The name of this corporation is Medallia, Inc. (the “Company”).

II.

The address of the registered office of the Company in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, 19801 and the name of the registered agent of the Company in the State of Delaware at such address is The Corporation Trust Company.

III.

The purpose of this Company is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law (“DGCL”).

IV.

A. The Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Company is authorized to issue is 277,291,882 shares, 200,000,000 shares of which shall be Class A Common Stock (the “Class A Common”), par value $0.001 per share, 3,000 shares of which shall be Class B Common Stock (the “Class B Common” and together with the Class A Common the “Common Stock”), par value $0.001 per share, and 77,288,882 shares of which shall be Preferred Stock (the “Preferred Stock”), par value $0.001 per share.

B. Subject to such votes as may be required by Article IV, Part D, Section 2(b) below, the number of authorized shares of Common Stock or any class thereof may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by the affirmative vote of the holders of a majority of the Common Stock and Voting Preferred (as defined below) (voting together as a single class on an as-if-converted basis).

C. 25,274,181 of the authorized shares of Preferred Stock are hereby designated “Series A Preferred Stock” (the “Series A Preferred”), 17,622,476 of the authorized shares of Preferred Stock are hereby designated “Series B Preferred Stock” (the “Series B Preferred”), 5,995,347 of the authorized shares of Preferred Stock are hereby designated “Series C Preferred Stock” (the “Series C Preferred”), 9,358,140 of the authorized shares of Preferred Stock are hereby designated “Series D Preferred Stock” (the “Series D Preferred”), 13,580,000 of the authorized shares of Preferred Stock are hereby designated “Series E Preferred Stock” (the “Series E Preferred”), 792,072 of the authorized shares of Preferred Stock are hereby designated “Series E-1 Preferred Stock” (the “Series E-1 Preferred”) and 4,666,666 of the authorized shares of Preferred Stock are hereby designated “Series F Preferred Stock” (the “Series F Preferred”). The Series B Preferred, the Series C Preferred, the Series D Preferred and the Series F Preferred are sometimes referred to collectively herein as the “Voting Senior Preferred.” The Series A Preferred, the Series B Preferred, the Series C Preferred, the Series D Preferred, the Series E Preferred, the Series E-1 Preferred and the Series F Preferred are sometimes referred to collectively herein as the “Series Preferred.” The Series A Preferred, the Series B Preferred, the Series C Preferred, the Series D Preferred and the Series F Preferred are sometimes referred to collectively herein as the “Voting Preferred.” The Series B Preferred, the Series C Preferred, the Series D Preferred, the Series E Preferred, the Series E-1 Preferred and the Series F Preferred are sometimes referred to collectively herein as the “Senior Preferred.”

D. The rights, preferences, privileges, restrictions and other matters relating to the capital stock are as follows. Unless otherwise indicated, references to “sections” or “subsections” in this Part D of Article IV shall refer to sections and subsections of this Part D of Article IV.

1. DIVIDEND RIGHTS.

(a) Holders of Series Preferred, in preference to the holders of Common Stock, shall be entitled to receive, when, as and if declared by the Board of Directors of the Company (the “Board”), but only out of funds that are legally available therefor, cash dividends at the rate of eight percent (8%) of the applicable Original Issue Price (as defined below) per annum on each outstanding share of Series Preferred. Such dividends shall be payable only when, as and if declared by the Board and shall be non-cumulative.

(b) The “Original Issue Price” of the Series A Preferred shall be $0.50 per share, the “Original Issue Price” of the Series B Preferred shall be $1.9861 per share, the “Original Issue Price” of the Series C Preferred shall be $3.3526 per share, the “Original Issue Price” of the Series D Preferred shall be $5.375 per share, the “Original Issue Price” of the Series E Preferred shall be $11.1361 per share, the “Original Issue Price” of the Series E-1 Preferred shall be $11.1361 per share and the “Original Issue Price” of the Series F Preferred shall be $15.00 per share (each as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof).

(c) So long as any shares of Series Preferred are outstanding, the Company shall not pay or declare any dividend, whether in cash or property, or make any other distribution on the Common Stock, or purchase, redeem or otherwise acquire for value any shares of Common Stock until all dividends as set forth in Section 1(a) above on the Series Preferred shall have been paid or declared and set apart, except for:

(i) acquisitions of Common Stock by the Company pursuant to agreements which permit the Company to repurchase such shares at cost (or the lesser of cost or fair market value) upon termination of services to the Company;

(ii) acquisitions of Common Stock in exercise of the Company’s right of first refusal to repurchase such shares; or

(iii) distributions to holders of Common Stock in accordance with Sections 3 and 4.

(d) In the event dividends are paid on any share of Common Stock, the Company shall pay an additional dividend on all outstanding shares of Series Preferred in a per share amount equal (on an as-if-converted to Common Stock basis) to the amount paid or set aside for each share of Common Stock.

(e) The provisions of Sections 1(c) and 1(d) shall not apply to a dividend payable solely in Common Stock to which the provisions of Section 5(f) hereof are applicable, or any repurchase of any outstanding securities of the Company that is approved by the Board.

(f) A distribution to the Company’s shareholders may be made without regard to the preferential dividends arrears amount or any preferential rights amount (each as determined under applicable law).

2. VOTING RIGHTS.

(a) General Rights. Each holder of shares of the Voting Preferred shall be entitled to the number of votes equal to the number of shares of Class A Common into which such shares of Voting Preferred could be converted (pursuant to Section 5 hereof) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent and shall have voting rights and powers equal to the voting rights and powers of the Common Stock and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Company. Each holder of shares of Class A Common shall be entitled to the number of votes equal to the number of shares of Class A Common held by such holder immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent. Each holder of shares of Class B Common shall be entitled to the number of votes equal to 10,000 multiplied by the number of shares Class A

Common into which the shares of Class B Common then held by such holder immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent could then be converted. Except as otherwise provided herein or as required by law, the Voting Preferred shall vote together with the Common Stock at any annual or special meeting of the stockholders and not as a separate class, and may act by written consent in the same manner as the Common Stock. Notwithstanding anything else contained in this Amended and Restated Certificate of Incorporation, and except to the extent required by law, the Series E Preferred and the Series E-1 Preferred shall be non-voting and shall have no right to vote on any matter.

(b) Separate Vote of Series A Preferred. For so long as at least 12,999,356 shares of Series A Preferred (subject to adjustment for any stock split, reverse stock split or other similar event affecting the Series A Preferred after the filing date hereof) remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of a majority of the outstanding Series A Preferred shall be necessary for effecting or validating the following actions (whether by merger, recapitalization or otherwise):

(i) Any amendment, alteration, or repeal of any provision of the Certificate of Incorporation or the Bylaws of the Company (including any filing of a Certificate of Designation), that affects the Series A Preferred adversely;

(ii) Any alteration or change to the rights, preferences or privileges of the Series A Preferred;

(iii) Any increase or decrease in the authorized number of shares of Common Stock or Preferred Stock;

(iv) Any authorization or any designation, whether by reclassification or otherwise, of any new class or series of stock or any other securities convertible into equity securities of the Company ranking on a parity with or senior to the Series A Preferred in right of redemption, liquidation preference, voting or dividend rights;

(v) Any redemption, repurchase, payment or declaration of dividends or other distributions with respect to Common Stock or Preferred Stock other than dividends required pursuant to Section 1 hereof (except for acquisitions of capital stock by the Company permitted by Section 1(c)(i), (ii) and (iii) hereof); or

(vi) Any agreement by the Company or its stockholders regarding an Asset Transfer or Acquisition (each as defined in Section 4 hereof).

(c) Separate Vote of the Voting Senior Preferred. For so long as at least 9,410,657 shares of Voting Senior Preferred (subject to adjustment for any stock split, reverse stock split or other similar event affecting the Voting Senior Preferred after the filing date hereof), in the aggregate, remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of a majority of the outstanding Voting Senior Preferred (voting together as a single class on an as-converted basis) shall be necessary for effecting or validating the following actions (whether by merger, recapitalization or otherwise):

(i) Any amendment, alteration, or repeal of any provision of the Certificate of Incorporation or the Bylaws of the Company (including any filing of a Certificate of Designation), that affects the Senior Preferred adversely;

(ii) Any authorization or any designation, whether by reclassification or otherwise, of any new class or series of stock or any other securities convertible into equity securities of the Company ranking on a parity with or senior to the Senior Preferred in right of redemption, liquidation preference, voting or dividend rights;

(iii) Any redemption, repurchase, payment or declaration of dividends or other distributions with respect to Common Stock or Preferred Stock other than dividends required pursuant to Section 1 hereof (except for acquisitions of capital stock by the Company permitted by Section 1(c)(i), (ii) and (iii) hereof);

(iv) Any agreement by the Company or its stockholders regarding an Asset Transfer or Acquisition, provided, however, that approval of the Voting Senior Preferred pursuant to this Section 2(c)(iv) shall not be required if the holders of Senior Preferred would receive pursuant to Section 4 below a per share amount of at least two (2) times the Series B Preferred Original Issue Price, Series C Preferred Original Issue Price, Series D Preferred Original Issue Price, Series E Preferred Original Issue Price, Series E-1 Preferred Original Issue Price or Series F Preferred Original Issue Price, as applicable, in such Asset Transfer or Acquisition;

(v) Any Liquidation Event (as defined in Section 3 hereof) other than an Asset Transfer or Acquisition;

(vi) Any increase or decrease in the number of authorized shares of Series Preferred; or

(vii) Any alteration or change to the rights, preferences or privileges of the Series Preferred.

(d) Separate Vote of the Series F Preferred. For so long as at least 2,333,333 shares of Series F Preferred (subject to adjustment for any stock split, reverse stock split or other similar event affecting the Series F Preferred after the filing date hereof), in the aggregate, remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of a majority of the outstanding Series F Preferred shall be necessary for effecting or validating the following actions (whether by merger, recapitalization or otherwise):

(i) Any increase or decrease in the number of authorized shares of Series F Preferred; or

(ii) Any alteration or change to the rights, preferences or privileges of the Series F Preferred in a manner that is discriminatory relative to the other series of Preferred Stock.

(e) Election of Board of Directors.

(i) The holders of the Voting Senior Preferred, voting together as a single class on an as-converted basis, shall be entitled to elect one (1) member of the Board (the “Senior Preferred Director”) at each meeting or pursuant to each consent of the Company’s stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors.

(ii) The holders of Common Stock and Series A Preferred, voting together as a single class (with the Series A Preferred voting on an as-if-converted basis), shall be entitled to elect two (2) members of the Board at each meeting or pursuant to each consent of the Company’s stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors.

(iii) The holders of Common Stock and Voting Preferred, voting together as a single class (with the Voting Preferred voting on an as-if-converted basis), shall be entitled to elect all remaining members of the Board at each meeting or pursuant to each consent of the Company’s stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors.

(iv) Notwithstanding the provisions of Section 223(a)(1) and 223(a)(2) of the DGCL, any vacancy, including newly created directorships resulting from any increase in the authorized number of directors or amendment of this Amended and Restated Certificate of Incorporation, and vacancies created by removal or resignation of a director, may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced; provided, however, that where such vacancy occurs among the directors elected by the holders of a class or series of stock, the holders of shares of such class or series may override the Board action to fill such vacancy by (i) voting for their own designee to fill such vacancy at a meeting of the Company’s stockholders or (ii) written consent, if the consenting stockholders hold a sufficient number of shares to elect their designee at a meeting of the stockholders in which all members of such class or series are present and voted. Any director may be removed during his or her term of office without cause, by, and only by, the affirmative vote of the holders of the shares of the class or series of stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders, and any vacancy thereby created may be filled by the holders of that class or series of stock represented at the meeting or pursuant to written consent. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director.

(v) No person entitled to vote at an election for directors may cumulate votes to which such person is entitled unless required by applicable law at the time of such election. During such time or times that applicable law requires cumulative voting, every stockholder entitled to vote at an election for directors may cumulate such stockholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such stockholder’s shares are otherwise entitled, or distribute the stockholder’s votes on the same principle among as many candidates as such stockholder desires. No stockholder, however, shall be entitled to so cumulate such stockholder’s votes unless (i) the names of such candidate or candidates have been placed in nomination prior to the voting and (ii) the stockholder has given notice at the meeting, prior to the voting, of such stockholder’s intention to cumulate such stockholder’s votes. If any stockholder has given proper notice to cumulate votes, all stockholders may cumulate their votes for any candidates who have been properly placed in nomination; provided, however, that no provision contained herein shall relieve any stockholder of its voting obligations pursuant to Section 1.2 of the Company’s Amended and Restated Voting Agreement, dated of even date herewith. Under cumulative voting, the candidates receiving the highest number of votes, up to the number of directors to be elected, are elected.

3. LIQUIDATION RIGHTS.

(a) Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary (a “Liquidation Event”), before any distribution or payment shall be made to the holders of any Common Stock or Series A Preferred, the holders of Senior Preferred shall be entitled to be paid, on a pari passu basis among each other, out of the assets of the Company legally available for distribution for each share of Senior Preferred held by them, an amount per share of Senior Preferred equal to the applicable Original Issue Price plus all declared and unpaid dividends on such share of Senior Preferred. If, upon any such Liquidation Event, the assets of the Company shall be insufficient to make payment in full to all holders of Senior Preferred of the liquidation preference set forth in this Section 3(a), then such assets (or consideration) shall be distributed among the holders of Senior Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

(b) After payment of the full liquidation preference of the Senior Preferred as set forth in Section 3(a) above, and before any distribution or payment shall be made to the holders of any Common Stock, the holders of Series A Preferred shall be entitled to be paid out of the assets of the Company legally available for distribution for each share of Series A Preferred held by them, an amount per share of Series A Preferred equal to the Series A Preferred Original Issue Price plus all declared and unpaid dividends on the Series A Preferred. If, upon any such Liquidation Event, the assets of the Company shall be insufficient to make payment in full to all holders of Series A Preferred of the liquidation preference set forth in this Section 3(b), then such assets (or consideration) shall be distributed among the holders of Series A Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

(c) After the payment of the full liquidation preference of the Series Preferred as set forth in Sections 3(a) and 3(b) above, the assets of the Company legally available for distribution in such Liquidation Event (or the consideration received by the Company or its stockholders in such Acquisition or Asset Transfer), if any, shall be distributed ratably to the holders of the Common Stock (based upon the number of shares of Common Stock then held by them).

4. ASSET TRANSFER OR ACQUISITION RIGHTS.

(a) In the event that the Company is a party to an Acquisition or Asset Transfer (as hereinafter defined) or any other Liquidation Event, then each holder of Series Preferred shall be entitled to receive, for each share of Series Preferred then held, out of the proceeds of such Acquisition or Asset Transfer, the greater of (i) the amount of cash, securities or other property to which such holder would be entitled to receive in a Liquidation Event pursuant to Section 3(a) or 3(b) above or (ii) the amount of cash, securities or other property to which such holder would be entitled to receive in a Liquidation Event with respect to such shares if such shares had been converted into Common Stock immediately prior to such Acquisition or Asset Transfer.

(b) For the purposes of this Section 4: (i) “Acquisition” shall mean (A) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, other than any such consolidation, merger or reorganization in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, continue to hold at least a majority of the voting power of the surviving entity in substantially the same proportions (or, if the surviving entity is a wholly owned subsidiary, its parent) immediately after such consolidation, merger or reorganization; or (B) any transaction or series of related transactions to which the Company is a party in which in excess of fifty percent (50%) of the Company’s voting power is transferred; provided that an Acquisition shall not include any transaction or series of transactions principally for bona fide equity financing purposes in which (1) all of the cash is received by the Company or any successor (or indebtedness of the Company is cancelled or converted or a combination thereof) or (2) a portion of such equity financing is used, directly or indirectly, to redeem or otherwise repurchase capital stock of the Company, provided that, in such case, the holders of a majority of the Voting Senior Preferred (calculated together on an as-converted basis) have elected to participate in such redemption or repurchase; and (ii) “Asset Transfer” shall mean a sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Company.

(c) In any Acquisition or Asset Transfer, if the consideration to be received is securities of a corporation or other property other than cash, its value will be deemed its fair market value as determined in good faith by the Board on the date such determination is made.

5. SERIES PREFERRED CONVERSION RIGHTS. The holders of the Series Preferred shall have the following rights with respect to the conversion of the Series Preferred into shares of Class A Common:

(a) Optional Conversion. Subject to and in compliance with the provisions of this Section 5, any shares of Series Preferred may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Class A Common. The number of shares of Class A Common to which a holder of Series Preferred shall be entitled upon conversion shall be the product obtained by multiplying the “Series Preferred Conversion Rate” then in effect (determined as provided in Section 5(b)) by the number of shares of Series Preferred being converted.

(b) Series Preferred Conversion Rate. The conversion rate in effect at any time for conversion of the Series Preferred (the “Series Preferred Conversion Rate”) shall be the quotient obtained by dividing the Original Issue Price of such series of Series Preferred by the “Series Preferred Conversion Price,” calculated as provided in Section 5(c).

(c) Series Preferred Conversion Price. The conversion price for the Series Preferred shall initially be the Original Issue Price of such series of Series Preferred (each an applicable “Series Preferred Conversion Price”). Each such initial Series Preferred Conversion Price shall be adjusted from time to time in accordance with this Section 5. All references to the Series Preferred Conversion Price herein shall mean the Series Preferred Conversion Price as so adjusted.

(d) Mechanics of Conversion. Each holder of Series Preferred who desires to convert the same into shares of Class A Common pursuant to this Section 5 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for the Series Preferred, and shall give written notice to the Company at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series Preferred being converted. Thereupon, the Company shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Class A Common to which such holder is entitled and shall promptly pay (i) in cash or, to the extent sufficient funds are not then legally available therefor, in Class A Common (at the Class A Common’s fair market value determined by the Board as of the date of such conversion), any declared and unpaid dividends on the shares of Series Preferred being converted and (ii) in cash (at the Class A Common’s fair market value determined by the Board as of the date of conversion) the value of any fractional share of Class A Common otherwise issuable to any holder of Series Preferred. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series Preferred to be converted, and the person entitled to receive the shares of Class A Common issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Class A Common on such date.

(e) Adjustment for Stock Splits and Combinations. If at any time or from time to time on or after the date on which the first share of Series F Preferred is issued (the “Original Issue Date”) the Company effects a subdivision of the outstanding Class A Common, the Series Preferred Conversion Price in effect immediately before that subdivision shall be proportionately decreased. Conversely, if at any time or from time to time after the Original Issue Date the Company combines the outstanding shares of Class A Common into a smaller number of shares, the Series Preferred Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 5(e) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(f) Adjustment for Class A Common Dividends and Distributions. If at any time or from time to time on or after the Original Issue Date the Company pays to holders of Class A Common a dividend or other distribution in additional shares of Class A Common, the Series Preferred Conversion Price then in effect shall be decreased as of the time of such issuance, as provided below:

(i) The applicable Series Preferred Conversion Price shall be adjusted by multiplying the applicable Series Preferred Conversion Price then in effect by a fraction equal to:

(A) the numerator of which is the total number of shares of Class A Common issued and outstanding immediately prior to the time of such issuance, and

(B) the denominator of which is the total number of shares of Class A Common issued and outstanding immediately prior to the time of such issuance plus the number of shares of Class A Common issuable in payment of such dividend or distribution;

(ii) If the Company fixes a record date to determine which holders of Class A Common are entitled to receive such dividend or other distribution, the Series Preferred Conversion Price shall be fixed as of the close of business on such record date and the number of shares of Class A Common shall be calculated immediately prior to the close of business on such record date; and

(iii) If such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series Preferred Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series Preferred Conversion Price shall be adjusted pursuant to this Section 5(f) to reflect the actual payment of such dividend or distribution.

(g) Adjustment for Reclassification, Exchange, Substitution, Reorganization, Merger or Consolidation. If at any time or from time to time on or after the Original Issue Date the Class A Common issuable upon the conversion of the Series Preferred is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification, merger, consolidation or otherwise (other than an Acquisition or Asset Transfer as defined in Section 4 or a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 5), in any such event each holder of Series Preferred shall then have the right to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification, merger, consolidation or other change by holders of the maximum number of shares of Class A Common into which such shares of Series Preferred could have been converted immediately prior to such recapitalization, reclassification, merger, consolidation or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of Series Preferred after the capital reorganization to the end that the provisions of this Section 5 (including adjustment of the Series Preferred Conversion Price then in effect and the number of shares issuable upon conversion of the Series Preferred) shall be applicable after that event and be as nearly equivalent as practicable.

(h) Sale of Shares Below Series Preferred Conversion Price.

(i) If at any time or from time to time on or after the Original Issue Date the Company issues or sells, or is deemed by the express provisions of this Section 5(h) to have issued or sold, Additional Shares of Common Stock (as defined below), other than as provided in Section 5(e), 5(f) or 5(g) above, for an Effective Price (as defined below) less than the then effective Series Preferred Conversion Price for any series of Preferred Stock (a “Qualifying Dilutive Issuance”), then and in each such case, the then such existing Series Preferred Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying the applicable Series Preferred Conversion Price in effect immediately prior to such issuance or sale by a fraction:

(A) the numerator of which shall be (A) the number of shares of Common Stock deemed outstanding (as determined below) immediately prior to such issue or sale, plus (B) the number of shares of Common Stock which the Aggregate Consideration (as defined below) received or deemed received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such then-existing Series Preferred Conversion Price, and

(B) the denominator of which shall be the number of shares of Common Stock deemed outstanding (as determined below) immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued.

For the purposes of the preceding sentence, the number of shares of Common Stock deemed to be outstanding as of a given date shall be the sum of (A) the number of shares of Common Stock outstanding, (B) the number of shares of Common Stock into which the then outstanding shares of Series Preferred could be converted if fully converted on the day immediately preceding the given date, and (C) the number of shares of Common Stock which are issuable upon the exercise or conversion of all other rights, options and convertible securities outstanding on the day immediately preceding the given date.

(ii) No adjustment shall be made to any Series Preferred Conversion Price in an amount less than one cent per share. Any adjustment required by this Section 5(h) shall be rounded to the nearest one cent $0.01 per share. Any adjustment otherwise required by this Section 5(h) that is not required to be made due to the preceding two sentences shall be included in any subsequent adjustment to the Series Preferred Conversion Price.

(iii) For the purpose of making any adjustment required under this Section 5(h), the aggregate consideration received by the Company for any issue or sale of securities (the “Aggregate Consideration”) shall be defined as: (A) to the extent it consists of cash, be computed at the gross amount of cash received by the Company before deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale and without deduction of any expenses payable by the Company, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board, and (C) if Additional Shares of Common Stock, Convertible Securities (as defined below) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

(iv) For the purpose of the adjustment required under this Section 5(h), if the Company issues or sells (x) Preferred Stock or other stock, options, warrants, purchase rights or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being herein referred to as “Convertible Securities”) or (y) rights or options for the purchase of Additional Shares of Common Stock or Convertible Securities and if the Effective Price of such Additional Shares of Common Stock is less than the Series Preferred Conversion Price, in each case the Company shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities plus:

(A) in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights or options; and

(B) in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company upon the conversion thereof (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities); provided that if the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Company shall be deemed to have received the minimum amounts of consideration without reference to such clauses.

(C) If the minimum amount of consideration payable to the Company upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further, that if the minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities.

(D) No further adjustment of the Series Preferred Conversion Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock or the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible

Securities shall expire without having been exercised, the Series Preferred Conversion Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Series Preferred Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Series Preferred.

(v) For the purpose of making any adjustment to the Series Preferred Conversion Price required under this Section 5(h), “Additional Shares of Common Stock” shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this Section 5(h) (including shares of Common Stock subsequently reacquired or retired by the Company), other than:

(A) shares of Class A Common issued upon conversion of the Series Preferred or Class B Common;

(B) shares of Common Stock or Convertible Securities issued with the approval of (i) the holders of a majority of the then outstanding Series A Preferred (voting as a separate class) and (ii) the holders of a majority of the then outstanding Voting Senior Preferred (voting together as a single class on an as-converted basis);

(C) shares of Common Stock or Convertible Securities issued to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board;

(D) shares of Common Stock issued pursuant to the exercise of Convertible Securities outstanding as of the Original Issue Date;

(E) shares of Common Stock or Convertible Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition, strategic alliance or similar business combination approved by the Board;

(F) up to an aggregate of 3,500,000 shares of Common Stock or Convertible Securities (subject to appropriate adjustment for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof) issued after the Original Issue Date pursuant to any equipment loan or leasing arrangement, real property leasing arrangement or debt financing from a bank or similar financial institution approved by the Board; or

(G) shares of Common Stock or Convertible Securities issued in connection with strategic transactions involving the Company and other entities, including (i) joint ventures, manufacturing, marketing or distribution arrangements or (ii) technology transfer or development arrangements; provided that the issuance of shares therein has been approved by the Company’s Board including the Senior Preferred Director (if there is a Senior Preferred Director then serving on the Board).

References to Common Stock in the subsections of this clause (v) shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this Section 5(h). The “Effective Price” of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this Section 5(h), into the Aggregate Consideration received, or deemed to have been received by the Company for such issue under this Section 5(h), for such Additional Shares of Common Stock. In the event that the number of shares of Additional Shares of Common Stock or the Effective Price cannot be ascertained at the time of issuance, such Additional Shares of Common Stock shall be deemed issued immediately upon the occurrence of the first event that makes such number of shares or the Effective Price, as applicable, ascertainable.

(vi) In the event that the Company issues or sells, or is deemed to have issued or sold, Additional Shares of Common Stock in a Qualifying Dilutive Issuance (the “First Dilutive Issuance”) and then issues or sells, or is deemed to have issued or sold, Additional Shares of Common Stock in a Qualifying Dilutive Issuance other than the First Dilutive Issuance as a part of the same transaction or series of related transactions as the First Dilutive Issuance (a “Subsequent Dilutive Issuance”), then and in each such case upon a Subsequent Dilutive Issuance the applicable Series Preferred Conversion Price shall be reduced to the Series Preferred Conversion Price that would have been in effect had the First Dilutive Issuance and each Subsequent Dilutive Issuance all occurred on the closing date of the First Dilutive Issuance.

(i) Certificate of Adjustment. In each case of an adjustment or readjustment of any Series Preferred Conversion Price for the number of shares of Class A Common or other securities issuable upon conversion of a series of Series Preferred, if the Series Preferred is then convertible pursuant to this Section 5, the Company, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and shall, upon request, prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of such Series Preferred so requesting at the holder’s address as shown in the Company’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (ii) the Series Preferred Conversion Price at the time in effect, (iii) the number of Additional Shares of Common Stock and (iv) the type and amount, if any, of other property which at the time would be received upon conversion of the Series Preferred. Failure to request or provide such notice shall have no effect on any such adjustment.

(j) Notices of Record Date. Upon (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any Acquisition (as defined in Section 4) or other capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other corporation, or any Asset Transfer (as defined in Section 4), or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of Series Preferred at least ten (10) days prior to (x) the record date, if any, specified therein; or (y) if no record date is specified, the date upon which such action is to take effect (or, in either case, such shorter period approved by the holders of a majority of the outstanding Series Preferred) a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up.

(k) Automatic Conversion.

(i) (A) Each share of Series Preferred shall automatically be converted into shares of Class A Common, based on the then-effective Series Preferred Conversion Rate, immediately prior to the filing of an amendment and restatement of the Company’s Certificate of Incorporation in connection with the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company in which (x) the per share price is at least the Series D Preferred Original Issue Price, and (y) the gross cash proceeds to the Company (before underwriting discounts, commissions and fees) are at least $100,000,000 (a “Qualified IPO”). (B) Each share of Series A Preferred shall automatically be converted into shares of Class A Common, based on the then-effective Series Preferred Conversion Rate for the Series A Preferred, on the date specified by vote or written consent of the holders of a majority of the then-outstanding Series A Preferred. (C) Each share of Senior Preferred shall automatically be converted into shares of Class A Common, based on the then-effective Series Preferred Conversion Rate for the Senior Preferred, as applicable, on the date specified by vote or written consent of the holders of a majority of the then-outstanding Voting Senior Preferred (voting together as a single class on an as-converted basis). (D) Upon any automatic conversion pursuant to this Section 5(k)(i), any declared and unpaid dividends shall be paid in accordance with the provisions of Section 5(d).

(ii) Upon the occurrence of any of the events specified in Section 5(k)(i) above, the outstanding shares of the applicable Series Preferred shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Class A Common issuable upon such conversion unless the certificates evidencing such shares of Series Preferred are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of any Series Preferred, the holders of the applicable Series Preferred shall surrender the certificates representing such shares at the office of the Company or any transfer agent for the Series Preferred. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Class A Common into which the shares of Series Preferred surrendered were convertible on the date on which such automatic conversion occurred, and any declared and unpaid dividends shall be paid in accordance with the provisions of Section 5(d).

(l) Fractional Shares. No fractional shares of Class A Common shall be issued upon conversion of Series Preferred. All shares of Class A Common (including fractions thereof) issuable upon conversion of more than one share of Series Preferred by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Company shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the fair market value of one share of Class A Common (as determined by the Board) on the date of conversion.

(m) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common, solely for the purpose of effecting the conversion of the shares of the Series Preferred, such number of its shares of Class A Common as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series Preferred. If at any time the number of authorized but unissued shares of Class A Common shall not be sufficient to effect the conversion of all then outstanding shares of the Series Preferred, the Company will take such corporate action as may be necessary to increase its authorized but unissued shares of Class A Common to such number of shares as shall be sufficient for such purpose.

(n) Notices. Any notice required by the provisions of this Section 5 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Company.

(o) Payment of Taxes. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Class A Common upon conversion of shares of Series Preferred, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Class A Common in a name other than that in which the shares of Series Preferred so converted were registered.

6. CLASS B COMMON CONVERSION RIGHTS. The holders of the Class B Common shall have the following rights with respect to the conversion of the Class B Common into shares of Class A Common:

(a) Optional Conversion. Subject to and in compliance with the provisions of this Section 6, any shares of Class B Common may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Class A Common. The number of shares of Class A Common to which a holder of Class B Common shall be entitled upon conversion shall be the product obtained by multiplying the “Class B Common Conversion Rate” then in effect (determined as provided in Section 6(b)) by the number of shares of Class B Common being converted.

(b) Class B Conversion Rate. The conversion rate in effect at any time for conversion of the Class B Common (the “Class B Common Conversion Rate”) shall be the quotient obtained by dividing one (1) by the “Class B Conversion Price,” calculated as provided in Section 6(c).

(c) Class B Conversion Price. The initial conversion price for the Class B Common shall be one (1) (the “Class B Conversion Price”). The initial Class B Conversion Price shall be adjusted from time to time in accordance with this Section 6. All references to the Class B Conversion Price herein shall mean the Class B Conversion Price as so adjusted.

(d) Mechanics of Conversion. Each holder of Class B Common who desires to convert the same into shares of Class A Common pursuant to this Section 6 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for the Class B Common, and shall give written notice to the Company at such office that such holder elects to convert the same. Such notice shall state the number of shares of Class B Common being converted. Thereupon, the Company shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Class A Common to which such holder is entitled and shall promptly pay in cash (at the Class A Common’s fair market value determined by the Board as of the date of conversion) the value of any fractional share of Class A Common otherwise issuable to any holder of Class B Common. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Class B Common to be converted, and the person entitled to receive the shares of Class B Common issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Class B Common on such date.

(e) Adjustment for Stock Splits and Combinations. If at any time or from time to time on or after the Original Issue Date the Company effects a subdivision of the outstanding Class A Common without a corresponding subdivision of the Class B Common, the Class B Conversion Price in effect immediately before that subdivision shall be proportionately decreased. Conversely, if at any time or from time to time after the Original Issue Date the Company combines the outstanding shares of Class A Common into a smaller number of shares without a corresponding combination of the Class B Common, the Class B Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 6(e) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(f) Adjustment for Class A Common Dividends and Distributions. If at any time or from time to time on or after the Original Issue Date the Company pays to holders of Class A Common a dividend or other distribution in additional shares of Class A Common without a corresponding dividend on the Class B Common, the Class B Conversion Price then in effect shall be decreased as of the time of such issuance, as provided below:

(i) The Class B Conversion Price shall be adjusted by multiplying the Class B Conversion Price then in effect by a fraction equal to:

(A) the numerator of which is the total number of shares of Class A Common issued and outstanding immediately prior to the time of such issuance, and

(B) the denominator of which is the total number of shares of Class A Common issued and outstanding immediately prior to the time of such issuance plus the number of shares of Class A Common issuable in payment of such dividend or distribution;

(ii) If the Company fixes a record date to determine which holders of Class A Common are entitled to receive such dividend or other distribution, the Class B Conversion Price shall be fixed as of the close of business on such record date and the number of shares of Class A Common shall be calculated immediately prior to the close of business on such record date; and

(iii) If such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Class B Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Class B Conversion Price shall be adjusted pursuant to this Section 6(f) to reflect the actual payment of such dividend or distribution.

(g) Adjustment for Reclassification, Exchange, Substitution, Reorganization, Merger or Consolidation. If at any time or from time to time on or after the Original Issue Date the Class A Common issuable upon the conversion of the Class B Common is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification, merger, consolidation or otherwise (other than an Acquisition or Asset Transfer as defined in Section 4 or a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 6), in any such event each holder of Class B Common shall then have the right to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification, merger, consolidation or other change by holders of the maximum number of shares of Class A Common into which such shares of Class B Common could have been converted immediately prior to such recapitalization, reclassification, merger, consolidation or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 6 with respect to the rights of the holders of Class B Common after the capital reorganization to the end that the provisions of this Section 6 (including adjustment of the Class B Conversion Price then in effect and the number of shares issuable upon conversion of the Class B Common) shall be applicable after that event and be as nearly equivalent as practicable.

(h) Certificate of Adjustment. In each case of an adjustment or readjustment of any Class B Conversion Price for the number of shares of Class A Common or other securities issuable upon conversion of a series of Class B Common, if the Class B Common is then convertible pursuant to this Section 6, the Company, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and shall, upon request, prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of such Class B Common so requesting at the holder’s address as shown in the Company’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the Class B Conversion Price at the time in effect, (ii) the calculation of such adjustment and (iii) the type and amount, if any, of other property which at the time would be received upon conversion of the Class B Common. Failure to request or provide such notice shall have no effect on any such adjustment.

(i) Automatic Conversion.

(i) (A) Each share of Class B Common shall automatically be converted into shares of Class A Common, based on the then-effective Class B Common Conversion Rate, immediately prior to the filing of an amendment and restatement of the Company’s Amended and Restated Certificate of Incorporation in connection with the closing of a Qualified IPO. (B) Each share of Class B Common shall automatically be converted into shares of Class A Common, based on the then-effective Class B Common Conversion Rate on the date specified by vote or written consent of the holders of a majority of the then-outstanding Class B Common.

(ii) Upon the occurrence of the events specified in Section 6(i)(i) above, the outstanding shares of Class B Common shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Class A Common issuable upon such conversion unless the certificates evidencing such shares of Class B Common are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Class B Common, the holders of Class B Common shall surrender the certificates representing such shares at the office of the Company or any transfer agent for the Class B Common. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Class A Common into which the shares of Class B Common surrendered were convertible on the date on which such automatic conversion occurred.

(j) Fractional Shares. No fractional shares of Class A Common shall be issued upon conversion of Class B Common. All shares of Class A Common (including fractions thereof) issuable upon conversion of more than one share of Class B Common by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Company shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the fair market value of one share of Class A Common (as determined by the Board) on the date of conversion.

(k) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common, solely for the purpose of effecting the conversion of the shares of the Class B Common, such number of its shares of Class A Common as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Class B Common. If at any time the number of authorized but unissued shares of Class B Common shall not be sufficient to effect the conversion of all then outstanding shares of the Class B Common, the Company will take such corporate action as may be necessary to increase its authorized but unissued shares of Class A Common to such number of shares as shall be sufficient for such purpose.

(l) Notices. Any notice required by the provisions of this Section 6 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Company.

(m) Payment of Taxes. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Class A Common upon conversion of shares of Class B Common, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Class A Common in a name other than that in which the shares of Class B Common so converted were registered.

7. NO REISSUANCE OF SERIES PREFERRED OR CLASS B COMMON. No share or shares of Series Preferred or Class B Common acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued.

V.

A. The liability of the directors of the Company for monetary damages shall be eliminated to the fullest extent under applicable law.

B. To the fullest extent permitted by applicable law, the Company is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Company (and any other persons to which applicable law permits the Company to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise in excess of the indemnification and advancement otherwise permitted by such applicable law. If applicable law is amended after approval by the stockholders of this Article V to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director to the Company shall be eliminated or limited to the fullest extent permitted by applicable law as so amended.

C. Any repeal or modification of this Article V shall only be prospective and shall not affect the rights under this Article V in effect at the time of the alleged occurrence of any action or omission to act giving rise to liability.

VI.

For the management of the business and for the conduct of the affairs of the Company, and in further definition, limitation and regulation of the powers of the Company, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

A. The management of the business and the conduct of the affairs of the Company shall be vested in its Board. The number of directors which shall constitute the whole Board shall be fixed by the Board in the manner provided in the Bylaws, subject to any restrictions which may be set forth in this Amended and Restated Certificate of Incorporation.

B. The Board is expressly empowered to adopt, amend or repeal the Bylaws of the Company. The stockholders shall also have the power to adopt, amend or repeal the Bylaws of the Company; provided however, that, in addition to any vote of the holders of any class or series of stock of the Company required by law or by this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the Company.

C. The directors of the Company need not be elected by written ballot unless the Bylaws so provide.

VII.

The Company renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, or in being informed about, an Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of the Company who is not an employee of the Company or any of its subsidiaries, or (ii) any holder of Preferred Stock or any affiliate, partner, member, director, stockholder, employee, agent or other related person of any such holder, other than someone who is an employee of the Company or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Company.

* * * *

IN WITNESS WHEREOF, Medallia, Inc. has caused this Amended and Restated Certificate of Incorporation to be executed on June 27, 2019, by the undersigned, who affirms that the statements made herein are true and correct.

/s/ Leslie Stretch
Leslie Stretch
Chief Executive Officer

22